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                                    AGREEMENT


         This Agreement is entered into as of the 15th day of November, 1996, by and among Rom Tech, Inc., a Pennsylvania corporation (the "Company") and the investors listed on Exhibit "A" hereto (collectively, the "Investors").

         WHEREAS, the Investors have agreed to purchase 1,500,000 shares of the Company's Class Two Convertible Preferred Stock (the "Preferred Stock") and warrants (the "Warrants") for the purchase of 420,000 shares of the Company's common stock, without par value (the "Common Stock"), for an aggregate purchase price of $1,500,000 pursuant to a Purchase Agreement of even date herewith by and among the Company and the Investors (the "Purchase Agreement"); and

         WHEREAS, the Company has agreed to certain amendments to the Warrants and to the rights and preferences of the Preferred Stock that are currently set forth in the Certificate of Designation for the Preferred Stock which is attached to the Purchase Agreement as Exhibit 1.1(A) and has been filed with the Commonwealth of Pennsylvania (the "Certificate of Designation"); and

         WHEREAS, the Company has also agreed to certain amendments to the Registration Rights Agreement of even date herewith by and among the Company and the Investors (the "Investor Registration Rights Agreement"); and

         NOW THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, and intending to be legally bound hereby, the parties to this Agreement mutually agree as follows:

         1. Amendments to Certificate of Designation; Warrants.

                  (a) Paragraph 1(a) of the Certificate of Designation is hereby amended and restated in its entirety as follows:

                  There shall be designated One Million Five Hundred Thousand (1,500,000) shares of preferred stock, without par value (referred to herein as the "Class Two Convertible Preferred Stock"). Beginning six (6) months after the date of issuance of the Class Two Convertible Preferred Stock, the Class Two Convertible Preferred Stock shall be convertible, at the option of the holders thereof, at any time, into the number of shares of common stock, without par value, of the Corporation (the "Common Stock") resulting from dividing 1,500,000 by the Conversion Price (as hereinafter defined).The initial conversion price per share (and subject to adjustment pursuant to Sections 1(b) and 1(c) below, the "Conversion Price") shall be equal to the lower of $5.00 or ninety percent (90%) of the Average Quoted Price (as defined in Section 1(b)(vii) below) for the 10 business days immediately preceding the date on which the Securities and Exchange Commission declares effective (the "Effective Date") the registration statement (the


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"Registration Statement") filed by the Corporation under Section 5 of the
Securities Act of 1933, as amended, pursuant to that certain Registration Rights Agreement of even date herewith by and among the Corporation and the purchasers of the Class Two Convertible Preferred Stock. For purposes of any adjustment to the Conversion Price as set forth in Sections 1(b) and 1(c) below prior to the Effective Date, or in the event that the Registration Statement does not become effective, the Conversion Price shall be equal to $5.00.

                  (b) The definition of "Purchase Price" as set forth in Section 1(g) of the Warrant Agreements for the issuance of the Warrants is hereby amended and restated in its entirety as follows:

                  "Purchase Price" shall mean, subject to modification and adjustment as provided in Section 8, the lower of (i) $6.25, or (ii) the Average Quoted Price (as defined in Section 1(b)(vii) of the Certificate of Designation), plus $1.25, for the 10 business days immediately preceding the date on which the Securities and Exchange Commission declares effective the registration statement filed by the Company under Section 5 of the Securities Act of 1933, as amended, pursuant to that certain Registration Rights Agreement of even date herewith by and among the Company and the purchasers of the Class Two Convertible Preferred Stock, and further subject to the Company's right, in its sole discretion, to decrease the Purchase Price for a period of not less than 30 days on not less than 30 days' prior written notice to the Registered Holder.

         2.       Amendment to Investors Registration Rights Agreement.

                  Paragraph 3(a) of the Investors Registration Rights Agreement is hereby amended and restated in its entirety as follows:

                  Within 120 days after the Effective Time, the Company shall file with the SEC under the Securities Act, on Form S-3 or other appropriate or necessary form, a registration statement under Section 5 of the Securities Act (together with the documents incorporated by reference therein, the "Registration Statement") for an offering to be made on a continuous or delayed basis covering the Registrable Securities held by the Holders; provided, however, that the Company may defer making such filing for a reasonable period after the Effective Time (but not in excess of 90 days) if in the good faith judgment of the Company's Board of Directors such filing would, at such time,
(a) require the disclosure of material information that the Company has a bona fide business purpose for preserving as confidential, (b) require the providing of information required by the SEC that at such time the Company would be unable to provide, or (c) adversely affect active negotiations or planning for a proposed or pending merger or acquisition. In the event that the Company fails to file the Registration Statement on or prior to the date that is 120 days after the Effective Time (the "Registration Deadline"), the Company shall pay to each of the Investors, in proportion to the number of shares of Preferred Stock held by each of them, an amount equal to ten percent (10%) of the Stated Value (as hereinafter defined) of the Preferred Stock for each 30-day period after the Registration Deadline that the Company fails to file the Registration Statement (the "Filing Penalty"); provided, however, that Company shall be required to pay such Filing Penalty for no more than one year following the Registration Deadline, and



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provided further that if the Company files the Registration Statement prior to the end of any such 30-day period, the Company shall only be required to pay a portion of such Filing Penalty based on the number of days that have elapsed during each such 30-day period. The term "Stated Value" per share of the Preferred Stock means five dollars ($5.00). All Filing Penalty payments shall be due and payable at end of each such 30-day period following the Registration Deadline.

         3.       Amendment to Certificate of Designation, Warrant Certificates.

                  Promptly following the execution of this Agreement, the Company shall cause (i) an amendment to the Certificate of Designation reflecting the changes set forth in Paragraph 1(a) hereof to be duly filed with the Commonwealth of Pennsylvania and a certified copy thereof to be delivered to the Investors, and (ii) an amendment or supplement to be issued to the holder of each Warrant Certificate evidencing the changes to the Warrant Agreements set forth in Paragraph 1(b) hereof.




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         WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date set forth above.


                                           ROM TECH, INC.

                                           By:
                                               ------------------------------

                                           Name:
                                               ------------------------------

                                           Title:
                                               ------------------------------


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Signatures, Continued:


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                                   EXHIBIT "A"

                                List of Investors